SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

         Pursuant to Section 13 or Section 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 1995



                       FAY'S INCORPORATED
            ________________________________________
     (Exact name of registrant as specified in its charter)



                           New York
   __________________________________________________________
         (State or other jurisdiction of incorporation)


          0-5179                        16-0919350
 _________________________      _______________________________
 (Commission File Number)      (IRS Employer Identification No.)


        7245 Henry Clay Boulevard, Liverpool, N.Y. 13088
   __________________________________________________________
  (Address of principal executive offices, including zip code)


 Registrant's telephone number, including area code: (315) 451-8000

ITEM 5.   OTHER EVENTS


          On August 5, 1996, Fay's Incorporated, a New York corporation ("Fay's"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with J.C. Penney Company, Inc., a Delaware Corporation ("J.C. Penney"), pursuant to which, among other things, a wholly owned subsidiary of J.C. Penney will be merged with and into Fay's and Fay's will become a wholly owned subsidiary of J.C. Penney (the "Merger"). Under the terms of the Merger Agreement, the stockholders of Fay's will receive a number of shares of Common Stock, par value $.50 per share, of J.C. Penney equal to the quotient obtained by dividing $12.75 by the average of the per share price of J.C. Penney Common Stock during the ten consecutive trading days preceding the date which is two trading days prior to the Fay's stockholders meeting, subject to adjustment as set forth in the Merger Agreement. For Federal income tax purposes, the Merger has been structured as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The Merger is subject to, among other things, approval by the stockholders of Fay's and the receipt of requisite regulatory approvals.

          In connection with the Merger, Fay's largest stockholders, Henry A. Panasci, Jr. and David H. Panasci entered into a Stockholders Agreement with J.C. Penney pursuant to which, among other things, each of the stockholders has agreed to vote all shares beneficially owned by him in favor of the Merger.

          The foregoing description of the transaction is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2 to this Form 8-K, and the Stockholders Agreement, a copy of which is filed as Exhibit A to the Merger Agreement.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     2. Agreement and Plan of Merger, dated as of August 5, 1996, by and among J.C. Penney Company, Inc., Beta Acquisition Corp. and Fay's Incorporated (including the Stockholders Agreements dated as of August 5, 1996, by and among J.C. Penney Company, Inc., Beta Acquisition Corp., Henry A. Panasci, Jr. and David H. Panasci).



                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 7, 1996

                                     FAY'S INCORPORATED



                                     By: /s/ Warren D.Wolfson
                                         _________________________
                                         Warren D. Wolfson
                                         Senior Vice President and
                                         General Counsel